SETTLEMENT AGREEMENT

This Settlement Agreement dated the 16th day of May 2023 is between Chen Wei Wen Kelvin of 102 Jalan Simpang Bedok Canary Park Singapore 488221 ((referred to as "the Creditor") of the one part and EUDA Health Holdings Limited, a company incorporated in the British Virgin Islands and having its registered office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Island (hereinafter referred to as "the Debtor") of the other part.

WHEREAS:

(A) The Creditor has a claim against Kent Ridge Healthcare Singapore Pte Ltd ("KRHS") for the sum of S$1,136,264.46 ("the Claim") as set out in a letter of demand dated 16 May 2023 from the Creditor's lawyers Messrs Josephine Chong LLC to KRHS. KRHS is wholly owned by the Debtor and is the Debtor's largest subsidiary for its medical related business.

(B) On 9 May 2023, the Debtor's Board of Directors resolved that it shall carry out a placement of its shares to raise up to US$4,000,000.00 for the Debtor.

(C) The Debtor has approached some potential investors and some investors have expressed concern that KRHS may go into financial distress due to the Claim. The potential investors have requested that the Debtor procure that the Creditor convert the Claim into shares in the capital of the Debtor (the "EUDA Shares") so that the Debtor may use most of the proceeds of the Placement for its working capital.

(D) The Debtor has requested the Creditor to convert its Claim into EUDA Shares and the parties have agreed on the terms hereinafter appearing.

NOW IT IS AGREED as follows:

1. In consideration of the mutual promises herein and the payment of US$1.00 by the Creditor to the Debtor (the adequacy and receipt of which is acknowledged by the Debtor), the Debtor hereby agrees to pay to the Creditor the sum of US$850,306.00 (which is approximately S$1,136,264.06 at a USD/SGD exchange rate of 1.3363) by issuing and allotting to the Creditor 850,306 new EUDA Shares.

2. Upon the Creditor receiving the 850,306 EUDA Shares, the Creditor shall release and forever discharge KRHS of the Claim. In addition, the Creditor hereby ASSIGN and TRANSFER absolutely all of his rights, title, benefit and interest in the Claim to the Debtor.

3. Time shall be of the essence.

IN WITNESS whereof the parties have hereunto set their hands to this Settlement Agreement.

SIGNED by Chen Wei Wen Kelvin)
in the presence of:)

SIGNED by Eric Lew)
for and on behalf of)
EUDA Health Holdings Limited)
in the presence of:)